Santa Anita Operating Company            Santa Anita Realty Enterprises, Inc.
    285 West Huntington Drive                A Real Estate Investment Trust
          P.O. Box 60014                   301 W. Huntington Drive, Suite 405
  Arcadia, California 91066-6014                     P.O. Box 60025
    Telephone: (818) 574-7223                Arcadia, California 91066-6025
       FAX: (818) 446-9565                      Telephone: (818) 574-5550
                                                   FAX: (818) 574-5997





                                October 24, 1997


Mr. John C. Castellanos
Assistant Vice President
HARRIS TRUST COMPANY OF CALIFORNIA
601 South  Figueroa,  Suite 4900
Los Angeles, California 90017

Dear John:

     This is to advise you that Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company have appointed Boston EquiServe as the successor rights agreement agent to Harris Trust Company of California effective the close of business November 5, 1997. We hereby authorize you to work with Bill Gustafson
(617) 575- 2395 and his team to supply any information they require.

     Thank you in advance for your cooperation.

Sincerely,

Santa Anita Operating Company           Santa Anita Realty Enterprises, Inc.

/s/ Kathryn J. McMahon                  /s/ Brian L. Fleming
-----------------------------------     ----------------------------------
Kathryn J. McMahon                      Brian L. Fleming